UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 30, 2007

ADVANCED MINERAL TECHNOLOGIES, INC.

(formerly Vision Energy Group, Inc.)

(Exact name of registrant as specified in its charter)

Nevada	000-16602	88-0485907
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4270 Promenade Way, Marina Del Rey, CA	90292
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (310) 821-2244

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.below):

o Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

o Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

o Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

o Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.03 Amendments to Articles of Incorporation or Bylaws: Change in Fiscal Year.

On April 4, 2007, the Company amended its articles of incorporation to change the name of the Company from Vision Energy Group, Inc. to Advanced Mineral Technologies, Inc.

Effective April 30, 2007, the Company increased its authorized capital shares to 150,000,000 common shares and 50,000,000 preferred shares.

Section 8 - Other Events

Item 8.01 Other Events.

Effective May 30, 2007, the Company has filed all required past due quarterly reports on Form 10-QSB with the Securities and Exchange Commission and is currently in compliance with its filing requirements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Advanced Mineral Technologies, Inc.
(Registrant)

Date: May 30, 2007	By:	/s/ Russell Smith
Russell Smith, Chief Executive Officer and Chief Financial Officer